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Exhibit 23.1

Consent of Grant Thornton LLP






              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated August 10, 1999, except for the first paragraph of Note 12 as to which the date is October 13, 1999, accompanying the consolidated financial statements included in the Annual Report of Integrated Security Systems, Inc. on Form 10-KSB for the year ended June 30, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statements of Integrated Security Systems, Inc. on Form S-3 (File No. 33-89218) and on Form S-8 (File No. 33-59870-S).

/s/ GRANT THORNTON LLP

Dallas, Texas
October 13, 1999